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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2004

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

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       Cayman Islands                   001-16855                98-0362785
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


              P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road
                Hamilton HM12
                   Bermuda                                        N/A
  (Address of Principal Executive Offices)                    (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.


     The direct financial obligation described below was executed or became effective during the reporting period reflected by the Form 10-K for the fiscal year ended December 31, 2004, and as such, will be filed as an exhibit to such Form 10-K.


Credit Agreement


     On December 29, 2004, Scottish Annuity & Life Insurance Company (Cayman) Ltd., an insurance company domiciled under the laws of the Cayman Islands ("SALIC"), and a direct subsidiary of Scottish Re Group Limited (the "Company"), Scottish Re (Dublin) Limited, an insurance company domiciled in Ireland ("Scottish Dublin"), and a direct subsidiary of SALIC, Scottish Re (U.S.), Inc., a life insurance company domiciled in Delaware ("Scottish US"), and an indirect subsidiary of SALIC, Scottish Re Limited, an insurance company organized under the laws of England and Wales ("Scottish UK" and, together with SALIC, Scottish Dublin and Scottish US, collectively the "Borrowers"), and an indirect subsidiary of the Company, Bank of America, N.A., and lenders party thereto (collectively the "Lenders"), entered into a Credit Agreement (the "Credit Agreement"), pursuant to which the Lenders have agreed to collectively provide a 364 day revolving, unsecured credit facility in the aggregate principal amount of $175,000,000 (the "Credit Facility") to the Borrowers. The Credit Agreement is a direct financial obligation of each of the Borrowers; however, SALIC will guarantee the payment obligations of Scottish Dublin, Scottish US and Scottish UK.

     The Credit Facility may be increased to an aggregate principal amount of $200,000,000, in which increase the Lenders may, but are not obligated to, participate on a pro rata basis. Standby letters of credit issued under the Credit Facility will be unconditional, irrevocable and will have a maximum term of one year from the date of issuance. The proceeds of the loans will be used by the Borrowers for working capital, capital expenditures and general corporate purposes.

     The Credit Facility will terminate and all amounts outstanding thereunder will be due 364 days from the closing date (the "Closing Date"), unless the term out option (the "Term Out Option") is exercised. The Term Out Option may be exercised if there are no events of default under the Credit Facility and if all representations and warranties are true and correct as of the date of conversion. If exercised, the outstanding principal amount of loans under the Credit Facility on the maturity date (the "Maturity Date"), which is 364 days from the Closing Date, may be converted, at SALIC's option, to term loans which will be repayable in a single payment twelve months from the Maturity Date.

     The interest rate on each loan made under the Credit Agreement, as determined by the nature of the loan, will be at (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate as announced by Bank of America, or (iii) the British Bankers Association LIBOR Rate plus an applicable margin. Borrowers may select interest periods of 1, 2 or 3 months for LIBOR loans, subject to availability. Interest will be payable at least quarterly, at the end of each interest period.


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     Under the terms of the Credit Agreement, the following constitute events of default:

     o nonpayment of principal, interest, fees or other amounts due under any loan or letter of credit obligation thereunder;

     o    failure to adhere to the terms of any covenants contained therein;

     o any material misstatement made in any representation or warranty contained therein;

     o default on any indebtedness or guarantee in the amount of $10,000,000 or more by any of the Borrowers or their subsidiaries;

     o any attachment or levy against all or part of any Borrowers' property, if not released within 30 days after such attachment or levy;

     o the institution of bankruptcy or insolvency proceedings, whether voluntary or involuntary;

     o entry of a final judgment against any Borrower or subsidiary for payment greater than a certain threshold amount, or any non-monetary judgment that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     o    actual or asserted invalidity of any loan documentation;

     o    change of control; or

     o    customary ERISA defaults.

If an event of default occurs and is continuing, the entire principal thereof and interest accrued thereon may be declared to be due and payable immediately.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             SCOTTISH RE GROUP LIMITED


                             By:  /s/ Paul Goldean
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                                  Paul Goldean
                                  Executive Vice President and General Counsel



Dated:  December 29, 2004





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